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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the inclusion in this registration statement on Form S-4, of our report dated January 25, 2001, except for note 17, as to which the date is March 30, 2001, on our audits of MountainBank Financial Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the references to our firm under the caption "Experts" in this Registration Statement.



/s/ Larrowe & Company, PLC
Larrowe & Company, PLC

Galax, Virginia
October 12, 2001